-----------------------------

                          AGREEMENT AND PLAN OF MERGER

                          DATED AS OF FEBRUARY 10, 1998

                                      AMONG

                        INTEGRATED HEALTH SERVICES, INC.

                                       AND

                     ROTECH OXYGEN & MEDICAL EQUIPMENT, INC.

                                       AND

           MEDICARE CONVALESCENT AIDS OF PINELLAS, INC. D/B/A MEDAIDS

              AND THE SHAREHOLDERS OF THE CONSTITUENT CORPORATIONS

                                TABLE OF CONTENTS
                                -----------------

                                                                              PAGE

ARTICLE I:  MERGER...............................................................2
    1.1     Merger...............................................................2
    1.2     Merger Time..........................................................2
    1.3     Payment of Merger Consideration......................................2
    1.4     Surviving Corporation................................................3

ARTICLE II: CONVERSION...........................................................3
    2.1     Consideration........................................................3
    2.2     Conversion of Common Stock...........................................4
    2.3     Manner of Exchange...................................................5
    2.4     No Fractional Shares.................................................6
    2.5     Assets...............................................................6
    2.6     Closing Date Liabilities.............................................7
    2.7     Right of Offset Against the Escrow Fund..............................8

ARTICLE III: IHS STOCK...........................................................9
    3.1     IHS Stock............................................................9

ARTICLE IV: EMPLOYEES...........................................................14

ARTICLE V:  CLOSING.............................................................14
    5.1     Closing Date........................................................14
    5.2     Deliveries..........................................................14

ARTICLE VI: ASSET CONDITION.....................................................15

ARTICLE VII: SALES AND TRANSFER TAXES; FEES.....................................15

ARTICLE VIII: RESTRICTIONS ON OPERATIONS OF THE COMPANIES.......................15
    8.1     Negative Covenants..................................................15
    8.2     Conduct of Business Pending Closing.................................17

ARTICLE IX: REPRESENTATIONS AND WARRANTIES BY SHAREHOLDERS......................17
    9.1     Organization of Companies; Enforceability...........................17
    9.2     Consents............................................................17
    9.3     LITIGATION..........................................................18
    9.4     Compliance with Laws and Contracts..................................18
    9.5     Corporate Acts and Proceedings......................................18
    9.6     TITLE TO ASSETS.....................................................18
    9.7     Contracts...........................................................18
    9.8     Brokers.............................................................20
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                                       (i)


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
    9.9     Employment Contracts; Employees.....................................20
    9.10    Employee Benefit Plans..............................................21
    9.11    Insurance...........................................................21
    9.12    Disclosure..........................................................21
    9.13    Officers and Directors of Companies.................................21
    9.14    Inventory and Fixed Assets..........................................22
    9.15    Financial Statements................................................22
    9.16    Tax Information.....................................................22
    9.17    Adverse Business Developments.......................................23
    9.18    Relationships.......................................................23
    9.19    Assets Comprising the Business......................................23
    9.20    Questionable Payments...............................................24
    9.21    Reimbursement Matters...............................................24
    9.22    Environmental Compliance............................................24
    9.23    Capital Stock.......................................................24
    9.24    Accounts Receivable.................................................25

ARTICLE X: REPRESENTATIONS AND WARRANTIES OF IHS AND NEWCO......................25
    10.1    Due Organization....................................................25
    10.2    Due Authority.......................................................25
    10.3    Binding Authority...................................................25
    10.4    Cash Payment Authority..............................................25
    10.5    Brokers.............................................................25

ARTICLE XI: SURVIVAL OF REPRESENTATIONS AND WARRANTIES..........................26

ARTICLE XII: RESTRICTIVE COVENANTS..............................................26
    12.1    Non-Compete.........................................................26
    12.2    Confidential Information............................................26
    12.3    Non-Solicitation and Non-Pirating...................................27
    12.4    Necessary Restrictions..............................................27
    12.5    Remedies for Breach.................................................27

ARTICLE XIII: INDEMNIFICATION; REMEDIES.........................................27
    13.1    Indemnification by Guarantors and Shareholders......................27
    13.2    Indemnification by IHS..............................................28
    13.3    Definition of Damages...............................................28
    13.4    Remedies............................................................28
    13.5    Settlement of Disputes..............................................29

ARTICLE XIV: POST-CLOSING REQUIREMENTS OF SHAREHOLDERS..........................30
    14.1    Final Financial and Tax Information.................................30
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                                      (ii)


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
ARTICLE XV: MISCELLANEOUS.......................................................31
    15.1    Group's Representative..............................................31
    15.2    Third Party Beneficiaries...........................................32
    15.3    Expenses............................................................32
    15.4    Notices.............................................................32
    15.5    Choice of Law.......................................................33
    15.6    Sections and Other Headings.........................................33
    15.7    Counterpart Execution...............................................33
    15.8    Gender..............................................................33
    15.9    Parties in Interest.................................................33
    15.10   Entire Agreement....................................................33
    15.11   Performance.........................................................33
    15.12   Waiver, Discharge, Etc..............................................33
    15.13   Cooperation Further Assistance......................................34
    15.14   Joint and Several...................................................34
    15.15   Independent Legal Counsel...........................................34
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                                      (iii)


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                           --------------------------

                          AGREEMENT AND PLAN OF MERGER

                           --------------------------


         This Agreement and Plan of Merger (this  "AGREEMENT") is made as of the day of , 1998, among INTEGRATED  HEALTH SERVICES,  INC., a Delaware  corporation
("IHS"),  ROTECH  OXYGEN  &  MEDICAL  EQUIPMENT,  INC.,  a  Florida  corporation
("NEWCO"),   MEDICARE   CONVALESCENT  AIDS  OF  PINELLAS,   INC.  D/B/A  MEDAIDS
("MEDAIDS",  or  the  "COMPANY"),   ARTHUR  TEPPER  ("TEPPER"),  JOSEPH  VALENTI
("VALENTI"),  LEANN  JARCZYNSKI  ("JARCZYNSKI",  together  with Tepper and,  the
"GUARANTORS"  and each a "GUARANTOR"),  Arthur Tepper and Elizabeth  Tepper,  as
Trustees F/B/O Arthur Tepper UTD 7/14/78 (the "TEPPER TRUST"), Thomas A. Valenti
as  Trustee  of the Thomas A.  Valenti  Trust  U/A/D  5/22/96  (the "T.  VALENTI
TRUST"),  Joseph D. Valenti, as trustee F/B/O Joseph D. Valenti Revocable Trust,
Dated 6/10/88 (the "J. VALENTI  TRUST"),  Samuel J. and Helen Leann  Jarczynski,
JTWROS ("JARCZYNSKI  JTWROS"), and Steven Tepper ("S. TEPPER", and together with the Tepper Trust,  the T. Valenti  Trust,  the J. Valenti  Trust,  and Jarczynki
JTWROS, the "SHAREHOLDERS" and each a "SHAREHOLDER").

         WHEREAS, RXSTAT, Inc. (the "SUBSIDIARY") is a wholly owned subsidiary of the Company; and

         WHEREAS, the Company and the Subsidiary operate a home respiratory and durable medical equipment business in the State of Florida (the "BUSINESS"); and

         WHEREAS, the Shareholders own all of the issued and outstanding shares of common stock of Medaids, par value $1 per share ("MEDAIDS STOCK" or "COMPANY
SHARES"); and

         WHEREAS, concurrently herewith, IHS and Newco are entering into an Agreement and Plan of Merger (the "PRIME MERGER AGREEMENT") with Prime Medical
Services, Inc. ("PRIME") and its stockholders, pursuant to which, among other things, Prime is being merged with and into Newco upon the terms and subject to the conditions set forth therein; and

         WHEREAS, Newco is an indirectly wholly owned subsidiary of IHS;

         WHEREAS, the Boards of Directors of IHS, Newco, and the Company deem it advisable to merge the Company and Prime with and into Newco pursuant to this Agreement and the Prime Merger Agreement (the "MERGER");

         WHEREAS, pursuant to the Merger each outstanding share of capital stock of Medaids (each a "MEDAIDS SHARE", and collectively, the "MEDAIDS SHARES") shall be converted into the right to receive the Merger Consideration (as hereinafter defined); and

         WHEREAS, to effectuate the foregoing, the parties desire to adopt a plan of merger and reorganization; and






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         WHEREAS,  all of the  holders  of  capital  stock in the  Company  have approved  this  Agreement  and  the  plan of  merger  described  herein  and the transactions contemplated hereby in accordance with all applicable laws, and the
Company's Certificate of Incorporation and By-laws; and

         WHEREAS, the Guarantors and Shareholders have obtained all consents of Governmental Authorities (as such term is hereinafter defined) and all third parties necessary to the consummation of the transactions contemplated hereby;
and

         WHEREAS, each of the Guarantors acknowledges that he or she will directly or indirectly receive good and valuable consideration by reason of the completion of the Merger;

         NOW, THEREFORE, each of the Guarantors, Shareholders, Newco, IHS, and the Company, intending to be legally bound, agree as follows:

                                ARTICLE I: MERGER

         1.1 MERGER.  Upon the terms and subject to the  conditions set forth in this Plan of Merger and in accordance  with the General  Corporation  Law of the
State of Florida  (the  "FBCA"),  at the Merger  Time (as defined  herein),  the
Company  and Prime shall be merged  with and into Newco in  accordance  with the provisions of Section 607.1101,  et al of the FBCA. In furtherance  thereof,  on the Closing Date the Company and Newco  (together  with Prime),  shall  execute, deliver,  and  cause to be filed  with the  Secretary  of State of the  State of
Florida,  the Articles and Plan of Merger in the form of Exhibit 1.1 hereto (the
"PLAN OF MERGER" or  "ARTICLES  OF  MERGER").  Following  the Merger  Time,  the
separate  existence  of the  Company  and Prime  shall  cease,  and Newco  shall continue  as the  surviving  corporation  in the Merger  (hereinafter  sometimes
referred  to  as  the  "SURVIVING   CORPORATION")  as  a  business   corporation
incorporated  under the laws of the  State of  Florida  under  the name  "ROTECH
OXYGEN & MEDICAL EQUIPMENT, INC. D/B/A MEDAIDS", and shall succeed to and assume all the rights and  obligations  of the Company,  Prime and Newco in  accordance with the FBCA.

         1.2 MERGER TIME.  The Merger  shall become  effective at such time (the
"MERGER TIME") as the duly executed Articles of Merger is filed with the Secretary of State of the State of Florida.

         1.3  PAYMENT OF MERGER  CONSIDERATION.  IHS agrees that  following  the
Closing (as defined in Section 5.1,  below),  it will make payment of the Merger
Consideration (as defined in Section 2.1(d)) to the extent set forth in, and in accordance with the terms of, this Agreement.



                                        2



         1.4 SURVIVING CORPORATION.

              (A) CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Newco as in effect immediately prior to the Merger Time (as such term is defined in Section 2.2) shall be the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the terms thereof and of the FBCA.

              (B) BY-LAWS. The By-laws of Newco as in effect immediately prior to the Merger Time shall be the By-laws of the Surviving Corporation until duly amended in accordance with their terms and as provided by the Certificate of Incorporation of the Surviving Corporation and the FBCA.

              (C) DIRECTORS. The directors of Newco at the Merger Time shall, from and after the Merger Time, be the directors of the Surviving Corporation until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation, or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-laws.

              (D) OFFICERS. The officers of Newco at the Merger Time shall, from and after the Merger Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation, or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-laws.

              (E) FURTHER ACTION. If at any time after the Merger Time, IHS shall consider that any further deeds, assignments, conveyances, agreements, documents, instruments, or assurances in law or any other things are necessary or desirable to vest, perfect, confirm, or record in the Surviving Corporation the title to any property, rights, privileges, powers, and franchises of Newco by reason of, or as a result of, the merger, or otherwise to carry out the provisions of this Agreement and the Plan of Merger, the officers of Newco shall execute and deliver, upon IHS's request, any instruments or assurances, and do all other things necessary or proper to vest, perfect, confirm, or record title to such property, rights, privileges, powers, and franchises in the Surviving Corporation, and otherwise to carry out the provisions of this Agreement and the Plan of Merger.

              (F) The Plan of Merger includes the merger of Prime with and into Newco, and the payment of merger consideration to the shareholders of Prime. Each Shareholder and Guarantor represents, warrants and agrees that it, he or she has reviewed the Plan of Merger, and it, he or she hereby approves such Plan of Merger.

                             ARTICLE II: CONVERSION

         2.1   CONSIDERATION. For purposes of this Agreement the terms:

              (A) (I) "MERGER CONSIDERATION" shall mean THREE MILLION ONE HUNDRED THOUSAND DOLLARS ($3,100,000) plus the Additional Amount (as defined below).



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                  (II) "MEDAIDS CASH MERGER  CONSIDERATION"  shall mean $620,000 of the Merger Consideration, and shall be paid in cash.

                  (III) "MEDAIDS IHS STOCK MERGER CONSIDERATION" shall mean the balance of the Merger Consideration ($2,480,000 plus the "Additional Amount" remaining from cash and equivalents after payment of Closing Date Liabilities), and shall be paid by the delivery of shares of common stock, par value $.001, of IHS ("IHS SHARES") having a value as determined in accordance with Section 3.1(a) below for the shares to be issued at Closing and as of the "Subsequent Delivery Date" as set forth in Section 2.3(d) for shares to be issued with respect to the "Additional Amount".

                  (IV) "ADDITIONAL AMOUNT" shall mean the amount of cash plus cash equivalents included in the Assets less the amount of the Closing Date Liabilities (as herein after defined in Section 2.6(b)). The Shareholders and Guarantors represent, warrant and covenant that the amount of cash and cash equivalents included in the Assets is $425,532.77 (the "CLOSING CASH AMOUNT"). The Additional Amount shall not include any tax refunds for Federal, State or local income taxes paid by the Company prior to the Closing in respect of income prior to the Closing ("TAX REFUNDS"); provided, however, that the Surviving Corporation shall pay to the Group's Representative (for distribution to the Shareholders in accordance with their respective Proportionate Amounts) an amount equal to any Tax Refunds actually collected by the Surviving Corporation after the Closing.

          2.2 CONVERSION OF COMMON STOCK.  At the Merger Time:

              (A) each Medaids Share which is issued and outstanding at the Merger Time shall by reason of the Merger, without any action by the holder thereof, be converted into the right to receive, in accordance with the procedures hereinafter described, a Proportionate Amount (as hereinafter defined) of the Medaids Cash Merger Consideration and of the Medaids IHS Stock Merger Consideration;

              (B) each share of capital stock of Prime which is issued and outstanding at the Merger Time shall by reason of the Merger, without any action by the holder thereof, be converted into the right to receive cash and shares of IHS Stock in the amounts, and in accordance with the procedures described in the Plan of Merger, payable in cash plus shares of IHS Stock; and

              (C) each share of Newco common stock outstanding immediately prior to the Merger Time shall be unaffected by the Merger and shall continue to be held by a direct or indirect wholly owned subsidiary of IHS.

         For purposes of this Agreement: the "PROPORTIONATE AMOUNT" to which any Medaids Share shall be entitled shall be a fraction, the numerator of which shall be one, and the denominator of which shall be the total number of Medaid Shares issued and outstanding at the Merger Time, other than shares, if any, held in treasury.

          2.3 MANNER OF EXCHANGE. The Merger Consideration shall be paid as follows:

              (A) At Closing, IHS Shares (the "ESCROWED SHARES" or the "ESCROW FUND") having an aggregate value (determined in accordance with Section 3.1(a) hereof) equal to Three Hundred Ten Thousand Dollars ($310,000) shall be delivered to CoreStates Bank, N.A., as escrow agent ("ESCROW AGENT"), to be held by Escrow Agent during the Escrow Period (as defined in Section 2.7(d), below), pursuant to the terms of an Escrow Agreement, in the form attached hereto as
Exhibit 2.3(a) (the "ESCROW AGREEMENT"). The Escrowed Shares shall be subject to the provisions of Section 2.7 hereof. A Proportionate Amount of the Escrowed Shares shall be delivered by each Shareholder.

              (B) The balance of the Medaids Cash Merger Consideration and $2,170,000 of the Medaids IHS Stock Merger Consideration shall be payable to the Shareholders and shall be paid in accordance with the procedure set forth below in Section 2.3(e). Attached hereto as Schedule 2.3(c) are the wire instructions for delivery of such cash and shares of IHS Stock to the Shareholders. Each Shareholder shall be entitled to a Proportionate Amount of such cash and shares of IHS Stock.

              (C) Two Hundred and Seventy (270) days after the Closing Date (the "SUBSEQUENT DELIVERY DATE"), IHS shall cause the balance of the Medaids IHS Stock Merger Consideration to be delivered to the Shareholders in accordance with their Proportionate Amounts. Such shares of IHS Stock shall be valued as of the Subsequent Delivery Date using a price per share of such stock equal to the average closing New York Stock Exchange ("NYSE") price of such stock for the twenty (20) trading day period immediately preceding the date which is two (2) trading days before the Subsequent Delivery Date. The parties understand that the amount of such balance of the Medaids IHS Stock Merger Consideration shall be determined by IHS in good faith by subtracting the amount of the Closing Date Liabilities (as determined by IHS in good faith) from the Closing Cash Amount.

              (D) The Shareholders represent and warrant that in accordance with the provisions of subsection (a) above, the Merger Consideration is required to be distributed as set forth on Schedule 2.3(e). Upon delivery to IHS of stock certificates representing any Company Shares, together with a fully completed and executed letter of transmittal in the form of Exhibit 2.3(e) (a "LETTER OF TRANSMITTAL"), IHS shall promptly pay to, or on behalf of, each person entitled thereto the amount of cash and shall deliver certificates representing the number of shares to which such person is entitled, as provided on Schedule 2.3(e). No interest will be paid or accrued on any Merger Consideration payable upon the surrender of any certificate or certificates or other instruments. If payment is to be made to a person other than the one in whose name the certificate or other instrument surrendered is registered, it shall be a condition of payment to such other person that the certificate or instrument so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer, stamp or other taxes required by reason of the payment to a person other than the registered holder of the certificate or other instrument surrendered or establish to the satisfaction of IHS that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.3(e), the certificate or certificates or instruments which immediately prior to the Merger Time represented issued and outstanding Company Shares shall represent for all purposes the right only to receive the Merger Consideration set forth in this Agreement. After the Merger Time, there shall be no further registration of transfers on the records of the Company of any Company Shares.



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              (E) Subject to the terms and  conditions of this  Agreement,  each party hereto approves and agrees to the Plan of Merger and shall execute, deliver and file, or shall cause to be executed, delivered and filed, all such consents, instruments, covenants, agreements, certificates and documents as shall be necessary to effectuate the Merger on the Closing Date, including without limitation, one or more Articles of Merger.

         2.4 NO FRACTIONAL SHARES. No certificates or scrip representing fractional shares of IHS Stock shall be issued upon the surrender for exchange of certificates representing any Company Shares, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of IHS. Notwithstanding any other provision of this Agreement, each holder of Company Shares exchanged pursuant to the Merger, (after taking into account all certificates representing Company Shares delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of IHS Stock multiplied by the value of such share determined in accordance with Section 3.1(a) below.

         2.5 ASSETS. As of January 30, 1998 (the "ECONOMIC CHANGE DATE"), the assets (collectively, the "ASSETS") of each of the Company and the Subsidiary will include the following:

              (A) INVENTORY; FIXED ASSETS. All inventory and fixed assets of its Business, including, without limitation, all of the same set forth on the Schedule of Inventory and Fixed Assets attached hereto as Schedule 2.5(a); and

              (B) ACCOUNTS RECEIVABLE. All of the accounts receivable of its Business including, without limitation those described on Schedule 2.5(b); and

              (C) MOTOR VEHICLES. All motor vehicles of its Business, including without limitation, all of the same set forth on the Schedule of Motor Vehicles attached hereto as Schedule 2.5(c); and

              (D) PROPERTY RIGHTS. All Leases (as hereinafter defined in paragraph 9.7(g)), easements and rights of way permitting access to its Business; and

              (E) CASH AND CASH EQUIVALENTS. The amount of cash and the cash equivalents identified on Schedule 2.5(e) hereto, together with the bank accounts related thereto.

              (F) OTHER  ASSETS.  All other  assets  of any  kind,  tangible  or intangible, real, personal or mixed, owned and used or held for use by the Company or the Subsidiary in connection with its Business, including, without limitation, all of the following: (i) the Patients' List of the Business, as described in Schedule 2.5(f)(i); (ii) the telephone numbers listed on the Schedule of Telephone Numbers and Licenses attached hereto as Schedule 2.5(f)(ii); (iii) all personal property, machinery and equipment; (iv) all of the Company's or the Subsidiary's prepaid assets; (v) all of the Company's or the Subsidiary's rights under contracts, agreements, and instruments; (vi) any assets of the Company or the Subsidiary used in the operation of the Business, but not owned by the Company or the Subsidiary; (viii) all intangible rights of the Company or the Subsidiary of every kind and description used in, or held for use in connection with, the operation of its Business, including, without limitation, all intangible assets, and to the extent permitted by applicable law, all licenses, permits and authorizations; (ix) the security deposits listed on Schedule 2.5(f)(ix), and (x) each of the Company's and the Subsidiary's Certificate of Incorporation, qualification to do business in any jurisdiction, taxpayer identification number, minute books, stock transfer records and other documents related specifically to the Company or the Subsidiary corporate organization and maintenance.

     2.6      CLOSING DATE LIABILITIES.

              (A) The Shareholders and Guarantors jointly and severally represent and warrant that, to the best of their knowledge and belief after diligent inquiry, all liabilities of the Company or the Subsidiary as of the Economic Change Date are listed on the Schedule of Liabilities attached hereto as Schedule 2.6 (a). For purposes of this Agreement "LIABILITIES" shall mean and include all claims, lawsuits, liabilities, obligations or debts of any kind or nature whatsoever, whether absolute, accrued, due, direct or indirect, contingent or liquidated, matured or unmatured, joint or several, whether or not for a sum certain, whether for the payment of money or for the performance or observance of any obligation or condition, and whether or not of a type which would be reflected as a liability on a balance sheet (including, without limitation, federal, state and local taxes of any nature) in accordance with generally accepted accounting principles, consistently applied ("GAAP"), including without limitation, malpractice or other tort claims asserted against the Company or the Subsidiary, claims for breach of contract, any claims of any kind asserted by patients, former patients, employees or former employees of the Company or the Subsidiary or any other party that are based on acts or omissions occurring on or before the Closing Date, amounts due or that may become due in connection with the participation of the Company or the Subsidiary in the Medicare or Medicaid programs or due to any other health care reimbursement or payment intermediary, or that may be due by the Company or the Subsidiary to any other third party payor, accounts payable, notes payable, trade payables, lease obligations, indebtedness for borrowed money, accrued interest, and contractual obligations. The Shareholders and Guarantors acknowledge that the amount of the Merger Consideration for the Company Shares is based on the accuracy of the representations and warranties of the Shareholders and the Guarantors contained in this Agreement, including, but not limited to, the representations and warranties contained in this Section 2.6(a).

              (B) At the Closing, pursuant to an assumption agreement in the form of Schedule 2.6(b) hereto (the "ASSUMPTION AGREEMENT"), the Shareholders and the Guarantors will assume, jointly and severally, each liability of the Company and the Subsidiaries arising out of facts or circumstances existing as of the Economic Change Date, whether or not disclosed or known on the Closing Date (the "CLOSING DATE LIABILITIES"), and will agree to satisfy all of the Closing Date Liabilities that are not satisfied pursuant to Section 14.1, below, as the same become due. Notwithstanding the foregoing, Buyer shall pay all Closing Date Liabilities that are payable in cash, to the extent, but only to the extent, the aggregate amount thereof does not exceed the Closing Cash Amount.

              (C) Without limiting the generality of the provisions of subsection (b) above, the Closing Date Liabilities shall include all liabilities under any Contracts (as hereinafter defined) to the extent such liabilities arise out of facts or circumstances or obligations to be satisfied on or prior to the Economic Change Date, all Taxes (as such term is defined in Section 9.16) that arise out of the transactions contemplated hereby or out of any income earned by the Company or the Subsidiary on or prior to the Merger Time, and the Broker's Fee.

              (D) Newco and IHS agree that the obligations (the "CONTINUING OBLIGATIONS") arising out of services or products or other benefits to be provided to the Surviving Corporation or the Subsidiary after Closing under Contracts that are not terminated on or prior to Closing shall be the responsibility of the Surviving Corporation or the Subsidiary, as the case may be, after the Closing, and shall not constitute Closing Date Liabilities, and Newco and IHS shall indemnify and hold each Guarantor and Shareholder harmless from and against any Damages (as hereinafter defined in Section 13.3) arising out of any of such Continuing Obligations.

              (E) Additional Assets and Liabilities. (i) The parties agree that the Assets also shall include all of the assets arising out of the operation of the Business during the period commencing on the Economic Change Date and terminating on the Closing Date (the "INTERIM PERIOD"), including without limitation, any accounts receivable generated (whether or not billed) during the Interim Period (the "INTERIM PERIOD RECEIVABLES"), any cash collected in respect of any accounts receivable, and any inventory or equipment acquired by the Company and the Subsidiary during such Interim Period in connection with the operation of the Business. Notwithstanding the foregoing, the Assets shall not include any non-material tangible assets (such as inventory or supplies) used or disposed of, or any cash expended for liabilities incurred (as set forth in clause (ii) below) after the Economic Change Date, in each case for the benefit of the Business in the ordinary course of business consistent with past practice during the Interim Period. Any cash collected in respect of accounts receivable of the Company and the Subsidiary that were in existence as of the Economic Change Date shall be applied to reduce the Shareholders obligations under
Section 2.7(a)(ii) below.

              (II) The parties further agree that the Closing Date Liabilities shall not include any accounts payable, payroll expenses or other expenses incurred by the Company and the Subsidiary during the Interim Period for the benefit of the Business in the ordinary course of business consistent with past practice.

          2.7 RIGHT OF OFFSET AGAINST THE ESCROW FUND.

              (A) EVENT OF DEFICIENCY. If:

                  (I) the Surviving Corporation, the Subsidiary or IHS pays for any Closing Date Liabilities (a "LIABILITIES DEFICIENCY"); or

                  (II) the aggregate value of all of the collectible accounts receivable of the Company and the Subsidiary as of the Economic Change Date is determined to be less than $ , as determined by actual net cash collections of such receivables during the twelve (12) month period immediately following the Closing Date (an "ASSET VALUE DEFICIENCY") (it being understood that until the earlier to occur of (x) the first anniversary of the Closing Date; and (y) the date on which their is no longer an Asset Value Deficiency, the Surviving Corporation will use the accounts receivable computer system currently used by the Company and the Subsidiary for purposes of recording, resubmitting and collecting the accounts receivable included in the Assets, and upon reasonable request of the Group's Representative, the Surviving Corporation shall provide him with reasonable information regarding the status of the collection of such accounts receivable, and will permit the Group's

     Representative to pursue the collection of such receivables on behalf of the Surviving Corporation or, in lieu thereof (in the discretion of the Surviving Corporation), the Surviving Corporation shall assign, without recourse, such receivables to the Group's Representative in consideration for payment to the Surviving Corporation of the face amount thereof in cash, in each case, unless the Surviving Corporation shall reasonably determine that the Group's Representative's pursuit of such collection may have a material adverse effect on the Surviving Corporation); or

              (III) any IHS  Claimant  (as  defined  in Section  13.1)  shall be entitled  to be  indemnified  for any  Damages  (as such term is defined in
     Section 13.3) pursuant to this Agreement ("INDEMNIFICATION CLAIMS", and together with any Liabilities Deficiencies, and any Asset Value Deficiencies, collectively "CLAIMS" and each, a "CLAIM");

then, and in any of such events, the applicable IHS Claimant may provide written notice to the Group's Representative of the Claim, in which case such IHS Claimant shall be entitled to recover the amount of such Claim in accordance with the following procedure.

              (B) PROCEDURE IF SHAREHOLDERS OR GUARANTORS FAIL TO PAY. If any Shareholder or Guarantor fails to pay any Claim in full to any applicable IHS Claimant within twenty (20) days from the date of such written notice (said twenty (20) day period hereinafter referred to as the "NOTICE PERIOD"), such IHS Claimant shall have the right to offset against the Escrow Fund, in accordance with the terms and conditions of the Escrow Agreement, in amounts from time to time equal to the amount of such Claim (subject, however, in the case of a "DISPUTE", to the provisions of Section 13.4 hereof applicable thereto), and each Guarantor and Shareholder agrees to any such offset. The right of the IHS Claimants to proceed against the Escrow Fund shall not be exclusive of any other rights or remedies that they may have under this Agreement, law, equity or otherwise.

              (C) ESCROW COSTS. The fees of the Escrow Agent shall be borne by the IHS.

              (D) ESCROW PERIOD.

                  (I)   The  "ESCROW   PERIOD"  shall  terminate  on  the  first
     anniversary of the Closing Date.

                  (II) The balance, if any, of the Escrow Fund remaining (the "REMAINING ESCROW FUNDS") at the close of business on the last day of the Escrow Period, shall be delivered to Group's Representative for further distribution to the Shareholders within fifteen (15) days after the last day of the Escrow Period.

                  (III) Notwithstanding anything to the contrary contained in this subsection (d), if any Claim made by any IHS Claimant is in dispute at the time that any amounts are otherwise to be delivered to the Shareholders' Representative, then there shall be withheld from such amount to be delivered and there shall be retained in the Escrow Fund, a number of IHS Shares such that there will be remaining in the Escrow Fund a number of IHS Shares having a value (determined in accordance with Section 3.1(a) hereto) equal to at least twice the amount of the Claim asserted by the IHS Claimant until the final settlement of such Claim or Claims.

              (E) VALUE OF ESCROWED SHARES. For purposes of determining the number of IHS Shares to be delivered to any IHS Claimant in respect of any Claim, the IHS Shares shall be valued in accordance with Section 3.1(a) hereof.

                             ARTICLE III: IHS STOCK

         3.1 IHS STOCK. A portion of the Merger Consideration equal to Two Million Four Hundred Eighty Thousand Dollars ($2,480,000) shall be payable by means of the delivery of IHS Shares in accordance with the following:

              (A) SHARE VALUE. The number of IHS Shares issuable at Closing (the "CLOSING DATE SHARE COUNT") or deliverable to any IHS Claimant from the Escrow Fund shall be calculated based upon a price per share of such stock equal to $29.859.

              (B) REGISTRATION RIGHTS. IHS will prepare and use its reasonable commercial efforts to cause to be filed within one-hundred and twenty (120) days following the Closing Date, and will use its reasonable commercial efforts to have declared effective by the Securities and Exchange Commission (the "COMMISSION"), a registration statement for the registration of the IHS Shares issued to the Shareholders in connection with this transaction, including the shares, if any, issuable under Section 3.1(c) in respect of any re-calculation of the Closing Date Share Count, under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and IHS shall maintain the effectiveness of each such registration statement for a period of one (1) year following the date it became effective (the "REGISTRATION DATE"), except to the extent that an exemption from registration may be available.

              (C) SHARE ADJUSTMENT. Promptly following the Share Adjustment Date (as hereinafter defined), the number of shares deliverable as part of the Merger Consideration (and that have not previously been transferred by any Shareholder) shall be re-calculated based upon the average closing NYSE price for IHS Shares for the 20-trading day period immediately preceding the first anniversary of the Closing Date (the "RECALCULATED VALUE"), provided that such adjustment shall be made only if the result shall be an increase in the number of shares issuable to the Shareholders. If the number of shares as re-calculated under this subsection
(c) (the "ADJUSTED SHARE COUNT") exceeds the Closing Date Share Count, IHS promptly shall deliver over to the Group's Representative an additional number of IHS Shares as shall have a value equal to the amount of such excess (using the Recalculated Value for determining the number of such IHS Shares to be delivered), and such additional shares shall be included in the aforementioned registration statement by means of a post-effective amendment thereto. In lieu of delivering additional shares as aforesaid, IHS may, in its sole discretion, elect to deliver cash to the Group's Representative (for distribution to the Shareholders) in the amount of such excess. If the Closing Date Share Count exceeds the Adjusted Share Count, no adjustment shall be made. For purposes hereof, "SHARE ADJUSTMENT DATE" shall mean the earlier to occur of: (x) the first anniversary of the Closing Date; or (y) the day preceding the date, if any, on which all issued and outstanding shares of IHS Stock are to be split, reverse split, exchanged, converted or otherwise recharacterized pursuant to any plan of merger, consolidation, reorganization or other corporate restructuring.

              (D) REGISTRATION EXPENSES. Shareholders shall not be responsible for, and IHS shall bear, all of the reasonable expenses of IHS related to such registration including, without limitation, the fees and expenses of its counsel and accountants, all of its other costs, fees and expenses incident to the preparation, printing, registration and filing under the Securities Act of the registration statement and all amendments and supplements thereto, the cost of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to underwriters, dealers and other purchasers of IHS Shares and the costs and expenses (including fees and disbursements of its counsel) incurred in connection with the qualification of IHS Shares under the Blue Sky laws of various jurisdictions. IHS, however, shall not be required to pay underwriter's or brokerage discounts, commissions or expenses, or to pay any costs or expenses arising out of Shareholders' or any transferee's failure to comply with its obligations under this Article III.

              (E) RESALE LIMITATIONS. The Shareholders hereby covenant with Buyer that, until the second anniversary of the Closing Date, sales by them and the Shareholders of Prime of IHS Shares after the Closing Date shall not, in the aggregate, exceed 30,000 shares during any 30- day period. All sales by Shareholders during said period shall be effected solely through Smith Barney, Inc.

              (F) REGISTRATION   PROCEDURES,   ETC.  In   connection   with  the
registration rights granted to the Shareholders with respect to the IHS Shares as provided in this Section 3.1, IHS covenants and agrees as follows:

                  (I) At IHS's  expense,  IHS will  keep  the  registration  and qualification under this Section 3.1 effective (and in compliance with the Securities Act) by such action as may be necessary or appropriate until the first anniversary of the Closing Date except to the extent that an exemption from registration may be available. IHS will promptly notify the Shareholders, at any time when a prospectus relating to a registration statement under this Section 3.1 is required to be delivered under the Securities Act, of the happening of any event known to IHS as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

                  (II) IHS shall furnish the Shareholders with such number of prospectuses as shall reasonably be requested.

                  (III) IHS shall take all necessary action which may be required in qualifying or registering IHS Shares included in a registration statement for offering and sale under the securities or Blue Sky laws of such states as reasonably are requested by the Shareholders, provided that IHS shall not be obligated to qualify as a foreign corporation or dealer to do business under the laws of any such jurisdiction.

                  (IV) The information included or incorporated by reference in the registration statement filed pursuant to this Section 3.1 will not, at the time any such registration statement becomes effective, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein as necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier filing of such registration statement or any amendments thereto. The registration statement will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder. IHS shall indemnify the Shareholders, their successors and assigns, and each person, if any, who controls such Shareholders within the meaning of ss.15 of the Securities Act or ss.20(a) of the Securities Exchange Act of 1934, as amended ("EXCHANGE ACT"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Securities Act, the Exchange Act or any other statute, common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in such registration statement executed by IHS or based upon written information furnished by IHS filed in any jurisdiction in order to qualify IHS Shares under the securities laws thereof or filed with the Commission, any state securities commission or agency, NYSE or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements contained therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to IHS by any of the Shareholders expressly for use in such registration statement, any amendment or supplement thereto or any application, as the case may be. If any action is brought against the Shareholders or any controlling person of the Shareholders in respect of which indemnity may be sought against IHS pursuant to this subsection 3.1(f)(iv), the Shareholders or such controlling person shall within thirty (30) days after the receipt thereby of a summons or complaint, notify IHS in writing of the institution of such action and IHS shall assume the defense of such actions, including the employment and payment of reasonable fees and expenses of counsel (reasonably satisfactory to the Shareholder's Representative or such controlling person). The Shareholders or such controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Shareholders or such controlling person unless (A) the employment of such counsel shall have been authorized in writing by IHS in connection with the defense of such action, or (B) IHS shall not have employed counsel to have charge of the defense of such action, or (C) such indemnified party or parties shall have reasonably concluded (after notice to IHS) that there may be defenses available to it or them which are different from or additional to those available to IHS (in which case, IHS shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the fees and expenses of not more than one additional firm of attorneys for the Shareholders and such controlling persons shall be borne by IHS. Except as expressly provided in the previous sentence, in the event that IHS shall not previously have assumed the defenses of any such action or claim, IHS shall not thereafter be liable to the Shareholders or such controlling person in investigating, preparing or defending any such action or claim.

                  (V) The Shareholders,  and their successors and assigns, shall severally, and not jointly, indemnify IHS, its officers and directors and each person, if any, who controls IHS within the meaning of ss.15 of the Securities Act or ss.20(a) of the Exchange Act against all loss, claim, damage, or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Securities Act, the Exchange Act or any other statute, common law or otherwise, arising from information furnished by or on behalf of such Shareholders, or their successors or assigns for specific inclusion in such registration statement.

              (G) NOTICE OF SALE. If the Shareholders desire to transfer all or any IHS Shares, they will deliver prior written notice to IHS, describing in reasonable detail their intention to effect the transfer and the manner of the proposed transfer. If the transfer is to be pursuant to an effective registration statement as provided herein, the Shareholders will sell the IHS Shares in compliance with the disclosure therein and discontinue any offers and sales thereunder upon notice from IHS that the registration statement relating to the IHS Stock being transferred is not "current" until IHS gives further notice that offers and sales may be recommenced. In the event of any such notice from IHS, IHS agrees to file expeditiously such amendments to the registration statement as may be necessary to bring it current during the period specified in
Section 3.1(b) and to give prompt notice to the Shareholders when the registration statement has again become current. If the Shareholders deliver to IHS an opinion of counsel reasonably acceptable to IHS and its counsel and to the effect that the proposed transfer of IHS Shares may be made without registration under the Securities Act, the Shareholders will be entitled to transfer IHS Shares in accordance with the terms of the notice and opinion of their counsel.

              (H) FURNISH INFORMATION. It shall be a condition precedent to the obligations of IHS to take any action pursuant to this Article III that the Shareholders shall furnish to IHS such information regarding themselves, the IHS Shares held by them, and the intended method of disposition of such securities as shall be required to effect the registration of their IHS Shares. In that connection, each transferee of any Shareholder shall be required to represent to IHS that all such information which is given is both complete and accurate in all material respects. Such Shareholders shall deliver to IHS a statement in writing from the beneficial owners of such securities that they bona fide intend to sell, transfer or otherwise dispose of such securities. Each transferee will, severally, promptly notify IHS at any time when a prospectus relating to a registration statement covering such transferee's shares under this Section 3.1 is required to be delivered under the Securities Act, of the happening of any event known to such transferee as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the statements as then existing.

              (I) INVESTMENT REPRESENTATIONS. All IHS Shares to be issued hereunder will be newly issued shares of IHS. The Shareholders represent and warrant to IHS that the IHS Shares being issued hereunder are being acquired, and will be acquired, by the Shareholders for investment for their own accounts and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act or the applicable state securities law; the Shareholders acknowledge that the IHS Shares constitute restricted securities under Rule 144 promulgated by the Commission pursuant to the Securities Act, and may have to be held indefinitely, and the Shareholders agree that no IHS Shares may be sold, transferred, assigned, pledged or otherwise disposed of except pursuant to an effective registration statement or an exemption from registration under the Securities Act, the rules and regulations thereunder, and under all applicable state securities laws. The Shareholders have the knowledge and experience in financial and business matters, are capable of evaluating the merits and risks of the investment, and are able to bear the economic risk of such investment. The Shareholders have had the opportunity to make inquiries of and obtain from representatives and employees of IHS such other information about IHS as they deem necessary in connection with such investment.

              (J) LEGEND. It is understood that the certificates evidencing the IHS Shares shall bear a legend substantially as follows:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF THE COMPANY'S COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

              (K) CERTAIN TRANSFEREES. Prior to the effective date of registration of the IHS Shares, no Shareholder shall transfer any shares of IHS Shares to any person or entity except as expressly permitted by this Agreement and unless such transferee shall have agreed in writing to be bound by the provisions applicable to the Shareholders under this Article III.

                              ARTICLE IV: EMPLOYEES

         It is expressly understood and agreed that although the Surviving Corporation intends to retain substantially all of the employees of the Company and the Subsidiary after the Closing, it may notify the Group's Representative prior to the Closing that the employment of a limited number of such employees is to be terminated, in which case, the Company or the Subsidiary, as the case may be, shall cause such termination, and all liabilities resulting therefrom that may be due to such terminated employee shall constitute Closing Date Liabilities. In any event, any benefits, costs or liabilities incurred or accrued on or prior to Closing with respect to any employee of the Company or the Subsidiary shall constitute Closing Date Liabilities.

                               ARTICLE V: CLOSING

              5.1 CLOSING DATE. The consummation of the transactions contemplated by this Agreement is occurring on the date hereof and is sometimes referred to as the "CLOSING", and the date on which such consummation occurs, including, without limitation, the execution and delivery of this Agreement by each of the parties hereto, is sometimes referred to as the "CLOSING DATE".

              5.2  DELIVERIES. At the Closing:

                   (A) The Company and Newco (together with Prime) shall execute, deliver and cause to be filed with the Secretary of State of Florida and any other appropriate Governmental Authorities (as such term is defined in Section 9.4), the Certificate of Merger and such other instruments or documents, if any, as shall be necessary to cause the Company (together with Prime) to be merged with and into Newco as provided in Section 1.1 above.

                   (B) The Shareholders and Guarantors will deliver to IHS an opinion, dated the Closing Date, of their counsel, in substantially the form attached hereto as Exhibit 5.2(b).

                   (C) The Company will deliver a certificate of its Secretary or other officer certifying as of the Closing Date a copy of resolutions of its board of directors and its stockholders, authorizing the execution, delivery and full performance of this Agreement and the Transaction Documents (as defined in Section 9.1(a) below), and the incumbency of its officers.

                   (D) Newco, as the Surviving Corporation of the Merger, will enter into an employment agreement with Jarczynski in the form and substance of
Exhibit 5.2(d).

                   (E) The Shareholders and Guarantors shall execute and deliver the Assumption Agreement and Transmittal Letters, and deliver to IHS the certificates representing all of the Company Shares.

                   (F) Each officer and director of the Company or of the Subsidiary shall resign from such position as of the Closing Date.

                           ARTICLE VI: ASSET CONDITION

         The Shareholders and Guarantors, jointly and severally, represent, warrant and covenant that, as of the Closing Date, all physical Assets of the Company and the Subsidiary are free of defects except to the extent that such failure will not likely have a material adverse effect on the assets, liabilities, financial condition or prospects of the Company or the Subsidiary, and in good working order, condition and repair, except for ordinary wear and tear, and conform in all material respects with all applicable Governmental Requirements (as defined in Section 9.4).

                   ARTICLE VII: SALES AND TRANSFER TAXES; FEES

          All transfer and other taxes and fees, if any, that may be due or payable as a result of the transactions contemplated by this Agreement, whether levied on the Shareholders, IHS, Newco or the Company, shall be borne by the Shareholders and Guarantors.

            ARTICLE VIII: RESTRICTIONS ON OPERATIONS OF THE COMPANIES

              8.1 NEGATIVE COVENANTS. The Shareholders and Guarantors represent, warrant and covenant that, except as expressly disclosed on Schedules hereto, since the most recent Financial Statement Date referred to in Section 9.15 below, there has been no material adverse change in the assets, liabilities, financial condition, or prospects of the Company or the Subsidiary, and neither the Company nor the Subsidiary has:

                   (A) sold, assigned or transferred any Assets, except in the ordinary course of business, consistent with past practice;

                   (B) subjected any Assets to any liens, claims, security interests, pledges, mortgages, restrictions on transfer or use and other encumbrances of any kind or nature whatsoever ("LIENS");

                   (C) entered into any contract or transaction binding the Company or the Subsidiary or Business other than immaterial contracts or transactions entered into in the ordinary course of business, consistent with past practice;

                   (D) incurred any liabilities or indebtedness other than in the ordinary course of business, consistent with past practice;

                   (E) except in the ordinary course of business, consistent with past practice, or otherwise to comply with any applicable minimum wage law, paid any bonuses, increased the salaries or other compensation of any of its employees, consultants, agents or representatives, or made any increase in, or any additions to, other benefits to which any of such employees, consultants, agents or representatives may be entitled;

                   (F) discharged or satisfied any Lien, or satisfied, paid or prepaid any material liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any liabilities, the failure to pay or discharge of which has caused or may cause any actual damage or risk of loss to the Company or the Subsidiaries or Business or Assets;

                   (G) failed to collect any accounts receivable in the ordinary course of business, consistent with past practice;

                   (H) changed any of the accounting principles followed by it or the methods of applying such principles;


                   (I) canceled, modified or waived any debts or claims held by it, other than in the ordinary course of business, consistent with past practice, or waived any rights of substantial value, whether or not in the ordinary course of business;

                   (J) instituted, settled or agreed to settle any litigation, action or proceeding before any Governmental Authority relating to them or their property or received any threat thereof; or

                   (K) entered into any material transaction other than in the ordinary course of business, consistent with past practice.

              8.2 CONDUCT OF BUSINESS PENDING CLOSING. The Shareholders and Guarantors represent, warrant and covenant that since the most recent Financial Statement Date referred to in Section 9.15 below, each of the Company and the Subsidiary shall maintain its existence and conduct its business in good faith and in the customary and ordinary course of business consistent with past practice.

           ARTICLE IX: REPRESENTATIONS AND WARRANTIES BY SHAREHOLDERS

         As a material inducement to IHS and Newco to execute and perform their obligations under this Agreement, the Shareholders and Guarantors hereby, jointly and severally, represent and warrant to IHS and Newco as follows as of the Closing Date:

              9.1  ORGANIZATION OF COMPANIES; ENFORCEABILITY.

                   (A) The Company is a corporation, organized, and in good standing in the State of Florida, and is qualified to do business and is in good standing in each other State where the nature of its business or the assets held by it requires such qualification, and has requisite corporate power and authority to carry on its Business as presently being conducted, to enter into this Agreement, and to carry out and perform the terms and provisions of this Agreement. Each of this Agreement and each agreement, instrument, certificate and document ("TRANSACTION DOCUMENTS") executed by the Company in connection with this Agreement or the transactions contemplated hereby constitutes the legal, valid and binding obligations of the Company, enforceable against it in accordance with its respective terms.

                   (B) The Company has no subsidiaries other than the Subsidiary. The Company owns, legally and beneficially and free and clear of all Liens, all of the issued and outstanding capital stock of the Subsidiary. The Subsidiary is a corporation, organized, and in good standing in the State of Florida, and is qualified to do business and is in good standing in each other

State where the nature of its business or the assets held by it requires such qualification, and has requisite corporate power and authority to carry on its Business as presently being conducted.

                   (C) Each Shareholder that is a trust was duly created and exists in accordance with the law of the State of Florida, and has the requisite trust power and authority to carry on its activities as presently being conducted, to enter into this Agreement, and to carry out and perform the terms and provisions of this Agreement. This Agreement and each of the Transaction Documents executed by any Shareholder (whether or not such Shareholder is a trust) constitutes the legal, valid and binding obligations of such Shareholder, enforceable against it, him or her in accordance with its respective terms.

              9.2 CONSENTS. No authorization, consent, approval, license, exemption by, filing or registration with any Governmental Authority or of any party to any contract, agreement, instrument, commitment, lease, indenture or understanding (written, oral or implied) by which the Company or the Subsidiary or any of the Assets is bound ("CONTRACTS") or by which any Shareholder or Guarantor or any Shareholder's or Guarantor's assets is bound ("SHAREHOLDER/GUARANTOR CONTRACTS") is necessary in connection with the execution, delivery and performance of this Agreement or any of the Transaction Documents by any Company or Shareholder or Guarantor. Without limiting the generality of the foregoing, all necessary consents to the execution, delivery and performance of this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby of any beneficiary or settlor of any Shareholder that is a trust have been obtained.

              9.3 LITIGATION. Except as set forth on Schedule 9.3, there are no actions, suits or proceedings affecting the Company or the Subsidiary or any of the Assets which are pending or threatened against the Company or the Subsidiary or affecting any of the Company's or the Subsidiary's properties or rights, at law or in equity, or before any Governmental Authority, nor is the Company or the Subsidiary or any of their respective officers or directors or any Shareholder aware of any facts which to their knowledge might reasonably be expected to result in any such action, suit or proceeding.

              9.4 COMPLIANCE  WITH LAWS AND  CONTRACTS.  Neither the Company nor
the Subsidiary is in violation of, or in default under: any term or provision of its Articles of Incorporation or By-Laws; or any judgment, order, writ, injunction, decree, statute, law, rule, regulation, directive, mandate, ordinance or guideline ("GOVERNMENTAL REQUIREMENTS") of any Federal, state, local or other governmental or quasi-governmental agency, bureau, board, council, administrator, court, arbitrator, commission, department, instrumentality, body or other authority ("GOVERNMENTAL AUTHORITIES"); or of any Contract. The execution and delivery by the Company and each Shareholder and each Guarantor of, and the performance and compliance by each of them with this Agreement, and the Transaction Documents and the transactions contemplated hereby and thereby, does not and will not result in the violation of or conflict with or constitute a default under any such term or provision or result in the creation of any Lien on any of the properties or assets of the Company or the Subsidiary or any Shareholder or Guarantor pursuant to any such term or provision or any term or provision of any Governmental Requirement by which any Shareholder or Guarantor is bound or of any Shareholder/Guarantor Contract.

              9.5 CORPORATE ACTS AND PROCEEDINGS. The execution, delivery and performance of this Agreement and each of the Transaction Documents, and the transactions contemplated hereby and thereby, including the consummation of the Merger as provided for in this Agreement, have been approved and consented to by the Board of Directors of the Company and, all holders of outstanding capital stock of the Company, and all action required by any applicable Governmental Requirement by the stockholders of the Company with regard thereto have been appropriately authorized and accomplished. Any rights of appraisal or to dissent to the Merger have been waived.

              9.6 TITLE TO ASSETS. Except for the Assets that are held subject to Leases (as hereinafter defined) the Company and the Subsidiary have good and indefeasible title to all of the Assets, free and clear of all Liens. The Company and the Subsidiary have good and valid leasehold interests, subject to no Liens, in each of the Leases.

              9.7 CONTRACTS. Set forth on Schedule 9.7 hereto is a list of all material Contracts of the Company and the Subsidiary, including, without limitation, each:

                   (A) contract, agreement or commitment for the employment or retention of, or collective bargaining, severance or termination of or with, any director, officer, employee, consultant, sales representative, or agent or group of employees, or any non-competition, non- solicitation, confidentiality or similar agreement with any such person or persons;

                   (B) contract, agreement or arrangement for the acquisition or disposition of any assets, property or rights outside the ordinary course of business or requiring the consent of any party to the transfer and assignment of any such assets, property or rights (by purchase or sale of assets, purchase or sale of stock, merger or otherwise), that is executory or that was entered into during the three (3) year period ending on the date hereof;

                   (C) contract, agreement or commitment which contains any provisions requiring the Company or the Subsidiary or Business to indemnify or act for any other person or entity or to guaranty or act as surety for any other person or entity;

                   (D) contract, agreement or commitment restricting any Company or Business from, or in favor of the Company or the Subsidiary or Business and restricting any other person or entity from, conducting business anywhere in the world for any period of time or restricting the use or disclosure of any confidential or proprietary information or prohibiting the solicitation of business or of employees, agents or others;

                   (E) partnership, joint venture or management contract or similar arrangement, or agreement which involves a right to share profits or future payments with respect to any Business or any portion thereof or the business of any other person or entity;

                   (F) licensing, distributor, dealer, franchise, sales or manufacturer's representative, agency or other similar contract, arrangement or commitment;

                   (G) contract, agreement or arrangement granting a leasehold or other interest in real property or personal property, including without limitation, subleases, licenses and sublicenses (the "LEASES");

                   (H) profit sharing, thrift, bonus, incentive, deferred compensation, stock option, stock purchase, severance pay, pension, retirement, hospitalization, insurance or other similar plan, agreement or arrangement applicable to any employee, consultant or agent of the Company or the Subsidiary or Business not covered by subsection (a) above;

                   (I) agreement, consent order, plea bargain, settlement or stipulation or similar arrangement with any Governmental Authority;

                   (J)  agreement   with  respect  to  the   settlement  of  any
litigation or other proceeding with any third person or entity;

                   (K) agreement relating to the ownership, transfer, voting or exercise of other rights with respect to any equity in the Company or the Subsidiary, or any other entity, including without limitation, registration rights agreements, voting trust agreements and shareholder and proxy agreements;

                   (L) contract, agreement or commitment to provide services or products, or

                   (M) agreement not made in the ordinary and normal course of business and consistent with past practice, or involving consideration in excess of $25,000 in each case, that is not set forth in subsections (a) through (l) above.

     To the best knowledge of the Company, the Subsidiary, and each Guarantor and Shareholder, no party to any Contract is in default under any Contract. The Shareholders and Guarantors have delivered to IHS true and complete copies of each written Contract (or a description of each oral Contract) requested by IHS.

              9.8 BROKERS. The Shareholders and the Company have been represented solely by the Broker, and as a result the Broker's Fee in the amount of $123,300 is payable by the Shareholders to the Broker at the Closing in connection with the transactions contemplated by this Agreement, and no broker or finder is entitled to any additional broker's or finder's fee or other commission in respect thereof based in any way on agreements, understandings or arrangements with any Company or Shareholder.

              9.9 EMPLOYMENT CONTRACTS; EMPLOYEES. There are no Contracts of employment between the Company or the Subsidiary and any of its employees, except as set forth on Schedule 9.7(a) above. The name, position, current rate of compensation and any vacation or holiday pay, sick pay, personal leave, severance and any other compensation arrangements or fringe benefits, of each current employee, sales representative, consultant and agent of the Company or the

Subsidiary, contained on the Schedule of Personnel Payrates and Advances attached hereto as Schedule 9.9 is accurate and complete. No employee, consultant or agent of the Company or the Subsidiary has any vested or unvested retirement benefits or other termination benefits, except as described on
Schedule 9.9. Since the date that is two (2) years prior to the Closing Date, there has been no material adverse change in the relationship between the Company or the Subsidiary and its employees, nor any strike or labor disturbance by any of such employees affecting the Business and there is no indication that such a change, strike or labor disturbance is likely. No employees of the Company or the Subsidiary are represented by any labor union or similar organization in connection with their employment by or relationship with, the Company or the Subsidiary, and to the knowledge of the Company, the Subsidiary, the Guarantors and Shareholders, there are no pending or threatened activities the purpose of which is to achieve such representation of all or some of such employees, and there are no threats of strikes, work stoppages or pending grievances by any such employees. Neither the Company nor the Subsidiary is party to any collective bargaining or other labor contracts.

              9.10 EMPLOYEE BENEFIT PLANS. Neither the Company nor the Subsidiary has any pension, bonus, profit-sharing, or retirement plans for directors, officers or employees of the Business, the Company or the Subsidiary, nor is the Company or the Subsidiary required to contribute to any such plan. Without limiting the generality of the foregoing, neither the Company nor the Subsidiary maintains or makes contributions to, and neither the Company nor the Subsidiary has at any time in the past maintained or made contributions to, any employee benefit plan which is subject to the minimum funding standards of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or to any multi-employer plan subject to the terms of the Multi-employer Pension Plan Amendment Act of 1980 (the "MULTI-EMPLOYER ACT"). Prior to the date hereof, the only pension, bonus, profit-sharing, or retirement plans that have been in effect for directors, officers or employees of the Business or the Company or the Subsidiary are set forth on Schedule 9.10 hereto (the "TERMINATED PLANS"). Each of such Terminated Plans has been terminated in accordance with the terms of such Terminated Plans and in accordance with all Governmental Requirements, including without limitation, ERISA. At the time of termination, each of such Terminated Plans was fully funded and in compliance with all applicable Governmental Requirements. Neither the Company nor the Subsidiary has any liability with respect to any Terminated Plan.

              9.11 INSURANCE. All inventories, buildings and fixed assets owned or leased by the Company or the Subsidiary are and will be adequately insured against fire and other casualty through the Closing Date. The information contained on the Schedule of Insurance Policies, attached hereto as Schedule 9.11, is accurate and complete. Schedule 9.11 also sets forth any claims made under any of the insurance policies referred to above or increases in premiums therefore during the past two years. True and complete copies of all policies of fire, liability and other forms of insurance held or owned by the Company or the Subsidiary or otherwise in force and providing coverage for any Business or any of the Assets (including but not limited to medical malpractice insurance, and any state sponsored plan or program for worker's compensation) have been delivered to IHS. Such policies are owned by and payable solely to the Company or the Subsidiary, and said policies or renewals or replacements thereof will be outstanding and duly in force at the Closing Date, and all premiums due on or before the Closing Date in respect thereof have been paid. The Company and the Subsidiary have purchased title insurance as set forth on Schedule 9.11.

              9.12 DISCLOSURE. No representation or warranty by any Guarantor or Shareholder in this Agreement or in any Transaction Document, contains any untrue statement of material fact or omits to state any material fact, of which the Company, the Subsidiary, any Guarantor or Shareholder or any of their respective officers, directors, trustees or stockholders has knowledge or notice, required to make the statements herein or therein contained not misleading.

              9.13 OFFICERS AND DIRECTORS OF COMPANIES. As of the Closing Date, the following individuals are all of the officers and directors of the Company and the Subsidiary:


                  Name                       Office/Position
                  ----                       ---------------

                  Arthur Tepper              Director, President, Secretary
                  Joseph Valenti             Director, Vice President, Treasurer

              9.14 INVENTORY AND FIXED ASSETS. The information contained on the Schedule of Inventory and Fixed Assets, attached hereto as Schedule 2.5(a) is accurate and complete in all material respects.

              9.15 FINANCIAL STATEMENTS. The Shareholders and Guarantors have furnished IHS with the financial statements of the Company and the Subsidiary on a consolidated basis (the "FINANCIAL STATEMENTS") for the periods ended [_____________________ ], [_____________________________] and December 31, 1997
(the  "FINANCIAL  STATEMENT  DATES"),  copies  of which are  attached  hereto as
Schedule 9.15. The Financial Statements: (a) are in accordance with the books and records of the Company and the Subsidiary; (b) fairly present the financial condition of the Company and the Subsidiary on a consolidated basis at such date and the results of its operations for the periods specified; (c) were prepared in accordance with all rules, guidelines, regulations and laws applicable to reporting financial condition for Federal income tax purposes applied on a basis consistent with prior periods (the "TAX PRINCIPLES"); (d) with respect to all Contracts of the Company or Subsidiary, reflect adequate reserves for all reasonably anticipated losses and costs in excess of anticipated income; and (e) with respect to any balance sheets, disclose all of the liabilities of the Company and the Subsidiary at the Financial Statement Dates and include the appropriate reserves for all taxes and other accrued liabilities, except that certain contingent liabilities, if not disclosed on such balance sheets, shall be considered to be disclosed pursuant to this subparagraph, if expressly disclosed on Schedule 9.15 to this Agreement. The income statements included in the Financial Statements do not contain any items of special or nonrecurring income or expense or any other income not earned or expense not incurred in the ordinary course of business, consistent with past practice, except as expressly specified therein, and such Financial Statements include all adjustments, which consist only of normal recurring accruals, necessary for such fair presentation.

              9.16 TAX INFORMATION. Each of the Company and the Subsidiary has furnished IHS with its (a) most recent tax registration certificates, and (b) tax returns for the periods ________________________ ,_______________ and
__________________ required of it by each state or other locality in which it conducts business, which tax returns in all instances where applicable include, but shall not be limited to, income, franchise taxes, state and local tangible personal property tax returns, and state and local sales tax returns, which registration certificates and tax returns are set forth, collectively, on the Schedule of Tax Information, attached hereto as Schedule 9.16. The Balance Sheet included in the most recent Financial Statements for the Company and the Subsidiary on a consolidated basis sufficiently provides for all accrued, deferred and unpaid federal, state, local and foreign net or gross income, profits, property, sales, use, excise, license, franchise, severance, stamp, occupation, premium, windfall profits tax, alternative and add-on minimum taxes, customs duty, added value, payroll, employer's income, withholding and social security taxes, excise or other taxes ("TAXES") and any penalties, interest, governmental charges, assessments and deficiencies related thereto, payable by the Company or the Subsidiary. All Taxes payable by the Company or the Subsidiary, and all interest and penalties thereon, whether disputed or not, have been paid in full when due, all tax returns, declarations of estimated tax and other reports required to be filed in connection therewith ("TAX RETURNS") have been accurately prepared and completed on an appropriate basis and duly and timely filed in accordance with all Governmental Requirements, all computations and taxable income correctly and accurately made and reported in accordance with all Government Requirements, and all withholdings and deposits required by Governmental Requirements to be made by the Company or the Subsidiary with respect to employee's withholding taxes have been duly made. None of the Company or the Subsidiary has been delinquent in the payment of any Tax, assessment or governmental charge or deposit and has no tax deficiency or claim outstanding, proposed or assessed against it, and there is no basis for any such deficiency or claim. The federal income tax returns of the Company and the Subsidiary have been filed with the Internal Revenue Service for all of the fiscal years though the year ended , and no objections with respect thereto have been received by the Company, the Subsidiary, any Guarantor or Shareholder. There is not now in force any extension of time with respect to the date on which any Tax Return was or is due to be filed by or with respect to the Company or the Subsidiary or any waiver or agreement by the Company or the Subsidiary for the extension of time for assessment of any Tax. Neither the Company nor the Subsidiary is a party to any pending action or proceeding, and, to the knowledge of the Company, the Subsidiary, the Guarantors and the Shareholders, no action or proceeding has been threatened by any Governmental Authority for assessment or collection of any Taxes, nor has any claim for assessment or collection of Taxes been asserted against the Company or the Subsidiary. Neither the Company nor the Subsidiary is a party to any tax sharing agreement or arrangement. Neither the Company nor the Subsidiary has elected to be taxed in accordance with Subchapter S of the Internal Revenue Code of 1986, as amended.

              9.17 ADVERSE BUSINESS DEVELOPMENTS. No notice has been received by the Company, the Subsidiary, any Guarantor or Shareholder of any new or substantially expanded firm or individual engaged in a business directly competitive to the Company or the Subsidiary in its primary service area within six (6) months before the date hereof that the Company, the Subsidiary, any Guarantor or Subsidiary reasonably believes will have a material adverse effect on the Business. None of the Company, the Subsidiary, the Guarantors and Shareholders has received, either orally or in writing, any notice specific to it of pending or threatened adverse action with respect to any Medicare, Medicaid, private insurance or third party payor reimbursement method, practice or allowance as to any business activity engaged in by the Company or the Subsidiary, nor has the Company, the Subsidiary, any Guarantor or any Shareholder received, or been threatened with, any claim for refund specific to it in excess of $750 by a Medicare or Medicaid carrier, except as disclosed in the Schedule of Proceedings attached hereto as Schedule 9.17.

              9.18 RELATIONSHIPS. Except as disclosed on Schedule 9.18, none of the Company, the Subsidiary, the Shareholders and the Guarantors, and none of their respective officers, trustees, directors, employees, immediate family members, and no person or entity which is controlled by, under common control with, or controlling any of them (each, an "AFFILIATE") has, or at any time within the last two (2) years has had, a material ownership interest in any business, corporate or otherwise, that is a party to, or in any property that is the subject of, business relationships or arrangements of any kind relating to the operation of the Business of the Company and the Subsidiary. Except as set forth on Schedule 9.18, no Affiliate is guaranteeing the obligations of the Company or the Subsidiary.

              9.19 ASSETS  COMPRISING  THE  BUSINESS.  The Assets are all of the
tangible and intangible properties (real, personal and mixed), including, without limitation, all licenses, intellectual property, permits and authorizations, and contracts that are necessary or material to the operation of the Businesses as now operated. The quantities of inventory and supply items included in the Assets are reasonable in light of the present and anticipated volume of the Businesses of the Company and the Subsidiary in the ordinary course of the business of the Company and the Subsidiary, consistent with past practice, as determined by the Shareholders and Guarantors in good faith and consistent with past practice.

              9.20 QUESTIONABLE PAYMENTS. Neither the Company nor the Subsidiary has, and to the knowledge of the Company, the Subsidiary, the Guarantors and Shareholders, none of their Affiliates or employees have, offered, made or received any illegal or unlawful payment, bribe, kickback, political contribution or other similar questionable payment for any referrals or otherwise in connection with the ownership or operation of any of the Business, including, without limitation, any of the same that would constitute a violation of the Foreign Corrupt Practices Act of 1977, as amended.

              9.21 REIMBURSEMENT MATTERS. Each of the Company and the Subsidiary to the extent necessary to conduct its business in a manner consistent with past practice, is qualified for participation in the Medicare and Medicaid programs. Except as disclosed on Schedule 9.21, (i) none of the Company, the Subsidiary, the Guarantors and the Shareholders has received any notice of denial or recoupment from the Medicare or Medicaid programs, or any other third party reimbursement source (inclusive of managed care organizations) with respect to products or services provided by the Company or the Subsidiary, (ii) to the knowledge of the Company, the Subsidiary, the Guarantors and each Shareholder, there is no basis for the assertion after the Closing Date of any such denial or recoupment claim, and (iii) none of the Company, the Subsidiary, the Guarantors and the Shareholders has received notice from any Medicare or Medicaid program or any other third party reimbursement source (inclusive of managed care organizations) of any pending or threatened investigations or surveys with respect to, or arising out of, products or services provided by the Company or the Subsidiary or otherwise, and to the knowledge of the Company, the Subsidiary, the Guarantors and the Shareholders, no such investigation or survey is pending, threatened or imminent.

                  9.22 ENVIRONMENTAL COMPLIANCE. Except as disclosed on Schedule 9.22, at all times during the ownership by the Company and the Subsidiary of the Business, such Business has not been, and the Business currently is not, in violation of any Governmental Requirement relating to environmental matters and no notice has ever been served upon any Guarantor or Shareholder or the Subsidiary or the Company, or any of their agents or representatives or any prior owner of any Business, claiming any violation of any Governmental Requirement concerning the environmental state, condition or quality of any real or personal property in any related to the Business, or requiring or calling attention to the need for any work, repairs or demolition on or in connection with any of the real property in order to comply with any governmental requirement concerning the environmental or healthful state, condition or quality of the real property.

              9.23 CAPITAL STOCK. Schedule 9.23 sets forth a complete list and description of all of the authorized capital stock of the Company and the Subsidiary, the number of shares issued and outstanding of such capital stock and the identity of each holder thereof, in each case indicating the number of shares held. No shares of capital stock of the Company or the Subsidiary are held in the treasury or such corporation. Each of the Company and the Subsidiary has only one class of capital stock. The Shareholders are the lawful record and beneficial owners of all of the Company Shares as indicated on Schedule 9.23, free and clear of all Liens, and the Company is the lawful record and beneficial owner of all of the issued and outstanding shares of capital stock of the Subsidiary, free and clear of all Liens, and all of such stock is duly authorized, validly issued, and fully paid and non-assessable. Each Shareholder has the full legal power to transfer and deliver the Company Shares listed as owned by him, her or it on Schedule 9.23. There are not now any and, on the Closing Date there will be no, subscription, participation, preemptive or first refusal rights to purchase or otherwise acquire shares of capital stock of the Company or the Subsidiary from the Company, the Subsidiary or from any Shareholder or from any other person, pursuant to any provision of law or the Articles of Incorporation or By-Laws of the Company or the Subsidiary or by agreement or otherwise. There are not now any and, on the Closing Date there shall not be, outstanding any warrants, options, or other rights to subscribe for or purchase from the Company or the Subsidiary any shares of capital stock of the Company or the Subsidiary, nor are there and there shall not be outstanding on the Closing Date, any securities convertible into or exchangeable for any such shares. There are no voting agreements, arrangements, trusts or restrictions relating to any of the Company Shares or any shares of capital stock of the Subsidiary.

              9.24 ACCOUNTS RECEIVABLE. The information contained on the Schedule of Accounts Receivable Data, attached hereto as Schedule 9.24, is accurate and complete. $ of the amount set forth thereon is fully collectible (without further reserve) within twelve (12) months from the Closing Date.

           ARTICLE X: REPRESENTATIONS AND WARRANTIES OF IHS AND NEWCO

         IHS and Newco represent and warrant to the Shareholders that:

              10.1 DUE ORGANIZATION. Each of IHS and Newco is a duly organized, valid corporation under the laws of the State of Delaware and Florida, respectively.

              10.2 DUE AUTHORITY. Each of IHS and Newco is duly authorized by law and corporate policy and approval to: (a) enter into this Agreement and each Transaction Document; (b) make all warranties and representations made by them herein; and (c) deliver all consideration provided for under the terms hereof.

              10.3 BINDING AUTHORITY. All signatories and agents designated as agents/officers for IHS or Newco for signing purposes have the authority to bind IHS or Newco, as the case may be, to the terms of this Agreement.

              10.4 CASH PAYMENT AUTHORITY. IHS has the authority to cause the Merger Consideration to be delivered in accordance with the terms of this Agreement.

              10.5 BROKERS. No broker or finder has acted for the IHS or Newco in connection with the transactions contemplated by this Agreement, and no broker or finder is entitled to any broker's or finder's fee or other commission in respect thereof based in any way on agreements, understandings or arrangements with IHS or Newco.

             ARTICLE XI: SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         The representations and warranties of IHS, Newco and each Guarantor and each Shareholder contained or made pursuant to this Agreement shall survive the execution of this Agreement.

                       ARTICLE XII: RESTRICTIVE COVENANTS

              12.1 NON-COMPETE. Each Shareholder and each Guarantor hereby agrees that until the fifth (5th) anniversary of the Closing Date (the "RESTRICTED PERIOD"), it, he or she will not, directly or indirectly, own, manage, operate, join, control or participate, or have a proprietary interest in, the ownership, management, operation or control, of or be connected with, in any manner, any home health care business within fifty (50) miles of any location set forth on the Schedule of Locations attached hereto as Schedule 12.1.

              12.2 CONFIDENTIAL INFORMATION. Certain confidential and proprietary information is included within the Assets ("TRADE SECRETS"), including, without limitation, with respect to some or all of the following categories of information: (a) financial information, including but not limited to information relating to earnings, assets, debts, prices, pricing structure, reimbursement matters, volume of purchases or sales or other financial data whether related to the Company or the Subsidiary or generally, or to particular products, services, geographic areas, or time periods; (b) supply and service information, including but not limited to information relating to goods and services, suppliers' names or addresses, terms of supply or service contracts or of particular transactions, or related information about potential suppliers to the extent that such information is not generally known to the public, and to the extent that the combination of suppliers or use of a particular supplier, though generally known or available, may yield advantages to IHS or the Surviving Corporation, details of which are not generally known; (c) marketing information, including but not limited to information relating to details about ongoing or proposed marketing programs or agreements by or on behalf of the Company or the Subsidiary, sales forecasts, advertising formats and methods or results of marketing efforts or information about impending transactions; (d) personnel information, including but not limited to information relating to employees' personal or medical histories, compensation or other terms of employment, actual or proposed promotions, hirings, resignations, disciplinary actions, terminations or reasons therefor, training methods, performance, or other employee information; (e) customer and patient information, including but not limited to information relating to names, addresses or backgrounds of past, existing or prospective clients, customers, payors, referral sources, and patients, records of agreements and prices, proposals or agreements between any of them and the Company or the Subsidiary, status of accounts or credit, patients' medical histories or related information as well as customer lists; and (f) inventions and technological information, including but not limited to information related to proprietary technology, trade secrets, research and development data, processes, formulae, data and know-how, improvements, inventions, techniques, and information that has been created, discovered or developed, or has otherwise become known to the applicable Guarantor or Shareholder, and/or in which property rights have been assigned or otherwise conveyed to the Company or the Subsidiary, which information has commercial value in the business in which the Company or the Subsidiary is engaged. Each Shareholder and Guarantor shall hold all Trade Secrets in confidence and will not discuss, communicate or transmit to others, or make any unauthorized copy of or use any of the Trade Secrets; and will take all reasonable actions that IHS deems reasonably necessary or appropriate, to prevent unauthorized use or disclosure of or to protect the Surviving Corporation's interest in the Trade Secrets. The foregoing does not apply to information that by means other than deliberate or inadvertent disclosure by any Guarantor or Shareholder or any of their respective Affiliates, becomes well known to the public; or disclosure compelled by judicial or administrative proceedings after the Guarantors and Shareholders diligently try to avoid each disclosure and afford IHS the opportunity to obtain assurance that compelled disclosures will receive confidential treatment.

              12.3 NON-SOLICITATION AND NON-PIRATING. Each Guarantor and Shareholder hereby agrees that, during the Restricted Period it, he or she will not, directly or indirectly, for itself, himself or herself on behalf of any other person, firm, entity or other enterprise: (a) solicit or in any way divert or take away any person or entity that, prior to the Closing Date, was a patient, client, customer, payor, referral source, facility or patient of the Company, Prime or the Subsidiary; or (b) hire, entice away or in any other manner persuade any person who was an employee, consultant, representative or agent of the Company, Prime or the Subsidiary prior to the Closing Date, to alter, modify or terminate their relationship with the Surviving Corporation.

              12.4 NECESSARY RESTRICTIONS. Each Guarantor and Shareholder acknowledges that the restrictions contained in this Agreement are reasonable and necessary to protect the legitimate business interests of IHS and the Surviving Corporation and that any violation thereof by any of them would result in irreparable harm to IHS and the Surviving Corporation, and that damages in the event of any such breach of this Agreement will be difficult, if not impossible, to ascertain. Accordingly, each of the Guarantors and Shareholders agrees that upon the violation of any of the restrictions contained in this Agreement, IHS or the Surviving Corporation shall be entitled to obtain from any court of competent jurisdiction a preliminary and permanent injunction as well as any other relief provided at law, equity, under this Agreement or otherwise. In the event any of the foregoing restrictions are adjudged unreasonable in any proceeding, then the parties agree that the period of time or the scope of such restrictions (or both) shall be adjusted to such a manner or for such a time (or both) as is adjudged to be reasonable.

              12.5 REMEDIES FOR BREACH. Each Guarantor and Shareholder acknowledge that the covenants contained in this Article XII of this Agreement are independent covenants of IHS and the Surviving Corporation and that any failure by IHS or the Surviving Corporation to perform its obligations under this Agreement or any other agreement shall not be a defense to enforcement of the covenants contained in this Agreement, including but not limited to a temporary or permanent injunction.

                     ARTICLE XIII: INDEMNIFICATION; REMEDIES

              13.1 INDEMNIFICATION BY GUARANTORS AND SHAREHOLDERS. The Guarantors and Shareholders shall, jointly and severally, indemnify and hold harmless at all times IHS and the Surviving Corporation and their respective stockholders, directors, officers, employees, agents and assigns (collectively, the "IHS CLAIMANTS" and each an "IHS CLAIMANT", from and against any Damages (as hereinafter defined) resulting from: (a) any inaccurate representation made by any Shareholder or Guarantor in, pursuant to or under this Agreement or any Transaction Document; (b) any breach of any warranty made by any Shareholder or Guarantor in, pursuant to or under this Agreement or any Transaction Document;
(c) any breach or default in the performance by any of the Company, the Guarantors or Shareholders of any of the covenants to be performed by any of the Shareholders, the Guarantors or the Company hereunder or in any Transaction Document; (d) any Closing Date Liabilities; (e) any Liabilities Deficiency; and
(f) any Asset Value Deficiency.

              13.2 INDEMNIFICATION BY IHS. IHS shall indemnify and hold harmless at all times each Shareholder and Guarantors from and against any Damages resulting from: (a) any inaccurate representation made by IHS or Newco in, pursuant to or under this Agreement; (b) any breach of any warranty made by IHS or Newco in, pursuant to or under this Agreement; and (c) any breach or default in the performance by IHS or Newco of any of the covenants to be performed by IHS or Newco hereunder.

              13.3 DEFINITION OF DAMAGES. The term "DAMAGES" as used herein shall include any demands, claims, actions, deficiencies, losses, delinquencies, defaults, assessments, fees, costs, taxes, expenses, debts, liabilities, obligations, settlements, penalties, and damages, including, without limitation, reasonable counsel and arbitration fees incurred in investigating or in attempting to avoid or oppose the imposition thereof.

              13.4 REMEDIES.

                  (A) REMEDIES OF IHS CLAIMANTS. If any IHS Claimant makes written request to any Guarantor or Shareholder for the payment of Damages, then such Guarantor or Shareholder shall pay to such IHS Claimant the amount of Damages requested within ten (10) days from the date on which such request is received (the "NOTICE PERIOD").

                  (B) SHAREHOLDERS' REMEDIES. If any Guarantor or Shareholder makes written request to IHS or the Surviving Corporation for the payment of Damages, then IHS or the

Surviving Corporation shall pay to such Guarantor or Shareholder the amount of Damages requested within the Notice Period.



                  (C) NOTICE OF DISPUTE. Notwithstanding the foregoing provisions of this Section 13.4, if a party (the "DEMANDING PARTY") serves a request for payment on the other party (the "OBLIGATED PARTY"), the Obligated Party shall have the option to provide written notice to the Demanding Party
(the "NOTICE OF DISPUTE") within the Notice Period that the Obligated Party disputes, in good faith, the validity or amount of the Damages set out in the request for payment of Damages, and if the affected parties cannot agree on the validity or amount of such Damages within ten (10) days following the Notice Period, the dispute as to the validity or amount of such claim or liability (the "DISPUTE") shall be settled as set forth in Section 13.5 below, with the non-prevailing party bearing the prevailing party's costs of arbitration if such Dispute is resolved by arbitration.

                  (D) ARBITRATION.  If arbitration is required  pursuant to this
Section  13.4,  IHS and the  Surviving  Corporation,  on the  one  hand  and the
Shareholders' Representative on behalf of all of the Shareholders and Guarantors, on the other hand, each shall select an arbitrator within ten (10) business days after the Notice of Dispute is delivered; those two arbitrators will then select a third arbitrator; and the three arbitrators so chosen will determine the validity of the claim for Damages (unless a single arbitrator shall be agreed to by the applicable parties; in which case such single arbitrator shall make such determination). If either side delays in appointing an arbitrator when required, and ten (10) days or more has elapsed, the arbitrator appointed by the other party shall arbitrate the dispute. If any of the Shareholders or Guarantors shall be subject to a Dispute with IHS and/or the Surviving Corporation, they shall, unless IHS or the Surviving Corporation elects otherwise in its sole and absolute discretion, be required to act as a group with respect to any and all rights and obligations with respect to the resolution of the Dispute as provided in this Section 13.4. The parties agree that any arbitration pursuant hereto shall be held in Tampa, Florida.

              13.5 SETTLEMENT OF DISPUTES.

                  (A)  DISPUTES  NOT  INVOLVING  THIRD  PARTIES.  If  a  Dispute
involves claims not involving any third party, IHS and the Surviving Corporation, on the one hand, and all of the Guarantors and Shareholders, on the other hand, shall settle the Dispute by submitting the same to binding arbitration.

                  (B) DISPUTES INVOLVING CLAIMS MADE BY THIRD PARTIES. If a Dispute involves claims made by one or more third parties (a "THIRD PARTY CLAIM"), the party asserting its right to indemnification for such Third Party Claim shall give written notice to the other party as soon as practical after such asserting party receives notice of such Third Party Claim; provided, however the failure to timely give such notice shall not affect such party's right to indemnification except to the extent the party to receive the notice is damaged by such delay. Upon such notice the parties shall submit the Dispute to arbitration, and the following procedures shall apply:

                     (I) Solely for purposes of determining the party responsible for defending the Third Party Claim, the arbitrators shall deem such Third Party Claim to be valid (although such consideration shall not be an admission by any party as to any liability to any party). The arbitrators then shall decide which party shall be liable for the Third Party Claim if it is successfully prosecuted by such third party or parties, and the decision of such arbitrators with respect to such liability shall be final and binding as among the parties. (Such party determined to be liable for such claim sometimes shall be referred to herein as the "RESPONSIBLE PARTY".)


                     (II) If the Responsible Party refuses to settle (and pay the settlement amount of) the Third Party Claim immediately, then the Responsible Party immediately shall select one of the following two options:

                         Option One: The  Responsible  Party, at the Responsible
                     Party's sole expense and risk, can assume the defense of the Third Party Claim, provided the Responsible Party first places in escrow, in favor of the other party, adequate collateral (as determined by the arbitrators on consideration of all relevant facts) to protect the other party from all Damages with respect to such Third Party Claim (in which case the other party immediately shall be reimbursed by the Responsible Party for any amount the other party is required to pay with respect to such Third Party Claim); or

                         Option Two: The  Responsible  Party, at the Responsible
                     Party's expense and risk, can co-defend the Third Party Claim with the other party, with the Responsible Party also responsible for advancing all costs incurred by the other Party in connection with such defense, including, without limitation, the legal fees and expenses of the other party's counsel for its reasonable involvement in such defense. If the other party is found to be liable for any portion of such Third Party Claim, the Responsible Party immediately shall advance to the other party any amount required to be paid by the other party with respect thereto; provided, however, if the Responsible Party selects this option, the Responsible Party shall attempt diligently to have the other party removed as a party to any legal action involving the Third Party Claim (and, upon such removal, the involvement of the other party's counsel shall cease unless requested by the Responsible Party or the Responsible Party's counsel); and

                    (III) No party may settle any Third Party Claim without the prior consent of the other parties hereto unless the settlement will not have a material adverse effect on the other party hereto. The parties will resolve any Dispute with respect to any such proposed settlement in accordance with this Section 13.5.

                    (IV) Any party responsible for defending a Third Party Claim shall proceed with diligence and in good faith with respect thereto.

             ARTICLE XIV: POST-CLOSING REQUIREMENTS OF SHAREHOLDERS

              14.1 FINAL FINANCIAL AND TAX INFORMATION.

                  (A) Not later than thirty (30) days following Closing, the Shareholders and Guarantors, at their sole cost and expense, shall deliver to IHS "FINAL AND TAX FINANCIAL INFORMATION", which shall include:

                        (I) a balance sheet of the Company and the Subsidiary on a consolidated basis as of the Economic Change Date prepared in accordance with the Tax Principles;

                        (II) an income statement, prepared in accordance with the Tax Principles, of the Company and the Subsidiary on a consolidated basis for the period commencing on the date succeeding the last day of the most recent Financial Statement Date and ending on the Economic Change Date;

                        (III) an aged schedule of accounts receivable of the Company and the Subsidiary as of the Economic Change Date;

                        (IV) a Cash Settlement Summary of the Company and the Subsidiary, in form provided by Buyer;

                        (V) an inventory of fixed assets of the Company and the Subsidiary as of the Economic Change Date;

                        (VI) an inventory of supplies of the Company and the Subsidiary as of the Economic Change Date; and

                        (VII) a Federal and State tax return for the Company and the Subsidiary for the Company's and Subsidiary's respective fiscal period ending on the Economic Change Date, or if such a return may not be filed in accordance with applicable Governmental Requirements, a tax return fiscal year end Federal and State income tax return for the Company and the Subsidiary prepared as if the Economic Change Date was the last day of the fiscal year of the Company and the Subsidiary.

                  (B) LIABILITIES DEFICIENCY. If all such Final Financial and Tax Information is not delivered to IHS within such thirty (30) day period following the effective date of the merger, the Guarantors and Shareholders shall be liable to IHS in an amount equal to $500.00 for each day after such thirty (30) day period until all such Final Financial and Tax Information is delivered to IHS, and such liability shall constitute a Liabilities Deficiency under the provisions of Section 2.7(a), above.

                            ARTICLE XV: MISCELLANEOUS

              15.1 GROUP'S REPRESENTATIVE. Each Guarantor and Shareholder hereby designates Arthur Tepper, and Arthur Tepper hereby accepts the designation as the representative of the Guarantor and Shareholders ( the "GROUP'S REPRESENTATIVE") to act for and on behalf of the Guarantors and Shareholders as provided in this Agreement. Each Shareholder and Guarantor shall be bound by all actions taken or omitted by Group's Representative on behalf of any Guarantor or Shareholder as provided in this Agreement, and each Guarantor and Shareholder shall be deemed to have received any notice deemed given or payment made to Group's Representative in accordance with the notice provisions of this Agreement on the date deemed given or the date paid to Group's Representative, and IHS and the Surviving Corporation shall be entitled to rely on all notices and consents given, and all settlements entered into on behalf of any Guarantor or Shareholder to the extent authorized pursuant to the terms of this Agreement notwithstanding any objections made by any Guarantor or Shareholder prior to, concurrently with or subsequent to the giving of any such notice or consent or the settlement of any such matter. Group's Representative may be replaced only if and when all of the Guarantors and Shareholders shall notify IHS that a new individual person (named in such notice) has been unanimously selected by them to be the new Group's Representative, in which case such new person shall thereafter be the Group's Representative.

              15.2 THIRD PARTY BENEFICIARIES. Nothing in this Agreement, expressed or implied, is intended to confer on any person, other than the parties hereto, and their successors, any rights or remedies under or by reason of this Agreement other the affiliates entitled to indemnification pursuant to Sections 13.1 and 13.2.

              15.3 EXPENSES. Except as otherwise stated herein, each of the parties shall bear all expenses incurred by them in connection with this Agreement and in consummation of the transactions contemplated hereby in preparation thereof.

              15.4 NOTICES. All notices, consents, waivers and other communications required or permitted hereunder shall be in writing and shall be deemed to be properly given when personally delivered to the party or parties entitled to receive the notice or three (3) business days after sent by certified or registered mail, postage prepaid, or on the business day after sent by nationally recognized overnight courier, in each case, properly addressed to the party or parties entitled to receive such notice at the address stated below:

              to any Guarantor
              or Shareholder:     Arthur Tepper
                                  12219 Brightwater Boulevard
                                  Tampa, Florida 33617

              with a copy to:     Michael D. LaBarbera, Esq.
                                  LaBarbera, Campbell and Leto
                                  West Kennedy Legal Center
                                  1907 West Kennedy Boulevard
                                  Tampa, Florida 33606
              to IHS:             Integrated Health Services, Inc.
                                  10065 Red Run Boulevard
                                  Owings Mills, MD 21117
                                  Attn:    Marshall Elkins, General Counsel, and
                                           Elizabeth B. Kelly, Executive Vice
                                             President

                                           and

                                  Blass & Driggs
                                  461 Fifth Avenue
                                  New York, NY 10017
                                  Attn: Andrew S. Bogen

             with a copy to:      RoTech Medical Corporation
                                  4506 L.B. McLeod Road, Suite F
                                  Orlando, FL 32811
                                  Attention: Stephen P. Griggs

              15.5 CHOICE OF LAW. The laws of the State of Florida applicable to contracts executed, delivered and to be fully performed in such State govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties.

              15.6 SECTIONS AND OTHER HEADINGS. Section, paragraph, and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

              15.7 COUNTERPART EXECUTION. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which, together, shall constitute but one instrument. Facsimile signatures may be deemed binding for this Agreement, or any modification or amendment hereto, or any Transaction Documents contemplated hereby.

              15.8 GENDER. All gender employed in this Agreement shall include all genders, and the singular shall include the plural and the plural shall include the singular whenever and as often as may be appropriate.

              15.9 PARTIES IN INTEREST. This Agreement shall be binding on and shall inure to the benefit of, and be enforceable by, IHS, the Surviving Corporation, the Guarantors, Shareholders and their respective successors and assigns. IHS and the Surviving Corporation shall be entitled to assign their rights under this Agreement and the Transaction Documents after the Closing. No Shareholder or Guarantor may assign this Agreement or any of his or her rights hereunder without the prior consent of IHS.

              15.10 ENTIRE AGREEMENT. This Agreement including all Schedules and Exhibits hereto, and all Transaction Documents constitute the entire agreement between the parties hereto with respect to the subject matter hereof and there are no agreements, understandings, restrictions, warranties, or representations between the parties with respect to the subject matter hereof other than as set forth herein or as herein provided.

              15.11 PERFORMANCE. In the event of a breach by any Shareholder or Guarantor of any of its, his or her respective obligations hereunder, IHS shall have the right, in addition to any other remedies which may be available, to obtain specific performance of the terms of this Agreement, and each of the Guarantors and Shareholders hereby waives the defense that there may be an adequate remedy at law.

              15.12 WAIVER, DISCHARGE, ETC. This Agreement and the Transaction Documents and the obligations hereunder and thereunder shall not be released, discharged, abandoned, changed or modified in any manner, except by an instrument in writing executed by or on behalf of each of the parties hereto by their duly authorized officer or representative. The failure of any party to enforce at any time any of the provisions of this Agreement or any Transaction Document shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or such Transaction Document, as the case may be, or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement or any Transaction Document shall be held to be a waiver of any other or subsequent breach.

              15.13 COOPERATION FURTHER ASSISTANCE. From time to time, as and when reasonably requested by any party hereto after the Closing, the other parties will (at the expense of the requesting party) execute and deliver, or cause to be executed or delivered, all such documents, instruments and consents and will use reasonable efforts to take all such action as may be reasonably requested or necessary to carry out the intent and purpose of this Agreement.

              15.14 JOINT AND SEVERAL.  The Shareholders and Guarantors shall be
jointly  and  severally   liable  for  all   representations,   warranties   and
obligations, including, without limitation, indemnification obligations, and covenants made by any of them pursuant to this Agreement, including, without limitation, any made pursuant to any Transaction Document. For all purposes of this Agreement, any representation or warranty that is qualified to be "to the knowledge of any Shareholder or Company or Guarantor or the Subsidiary" or by a requirement that the Company, the Subsidiary, or any Guarantor or Shareholder shall have received "notice" of any matter, or any similar qualification shall be deemed to include the knowledge of the Company, the Subsidiary, or any Guarantor or Shareholder or notices to the Company, the Subsidiary, or any Guarantor or Shareholder, as the case may be. No Guarantor or Shareholder shall have any right of contribution from, or indemnification by, the Surviving Corporation (as the successor to the Company and Prime) by reason of such Guarantor's or Shareholder's prior association with the Company or Prime as a shareholder, employee, officer or director.

              15.15 INDEPENDENT LEGAL COUNSEL. Each Guarantor and Shareholder represents and warrants that it, he or she has had the opportunity to seek the advice of independent legal counsel prior to signing this Agreement, and that IHS has recommended to such Guarantor or Shareholder that such party obtain legal counsel.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first stated above.


                                                    By:/s/ Elizabeth B. Kelly
                                                       -------------------------
                                                    Name: Elizabeth B. Kelly
                                                    Title: EVP, Corporate
                                                            Development

                                                    ROTECH OXYGEN & MEDICAL
                                                    EQUIPMENT, INC.

                                                    By: /s/ STEPHEN P. GRIGGS
                                                       -------------------------
                                                    Name: Stephen P. Griggs
                                                    Title: President

STATE OF FLORIDA
         -----------------
COUNTY OF ORANGE
         -----------------

         The foregoing instrument was acknowledged before me by, Stephen P. Griggs,_______________________ as President of Rotech Oxygen & Medical Equipment, Inc., a Florida corporation, on behalf of the corporation, and who is personally known to me; or has produced ______________________________________as identification.

                                                   /s/ ELIZABETH S. BROWN
-----------------------------------                -----------------------------
Date                                               Notary Signature

          [SEAL] ELIZABETH S. BROWN
          MY COMMISSION #CC377695 EXPIRES
                 JUNE 25, 1998
        BONDED THRU TROY FARM INSURANCE, INC.
                                                   -----------------------------
                                                   Notary Name Printed
                                                   My Commission Expires:


STATE OF MARYLAND
         -----------------
COUNTY OF BALTIMORE
         -----------------

          The foregoing instrument was acknowledged before me by, Elizabeth B. Kelly, Executive Vice President of Integrated Health Services, a ________corporation, on behalf of the corporation, and who is personally known to me; or has produced a driver's license as identification.

 5/10/98                                            /s/ JOYCE WALKER DULEY
-----------------------------------                -----------------------------
Date                                               Notary Signature

          [SEAL] JOYCE WALKER DULEY
        NOTARY PUBLIC STATE OF MARYLAND
        MY COMMISSION EXPIRES DECEMBER 24, 2000

                                                   /s/ JOYCE WALKER DULEY
                                                   -----------------------------
                                                   Notary Name Printed
                                                   My Commission Expires:

                                             ARTHUR TEPPER AND ELIZABETH TEPPER,
                                             AS TRUSTEES F/B/O
                                             ARTHUR TEPPER UTD 7/14/78

                                             By: /s/ ARTHUR TEPPER
                                                --------------------------------
                                             Its: Trustee

STATE OF FLORIDA
         -----------------
COUNTY OF HILLSBOROUGH
          ----------------


         The    foregoing     agreement    was     acknowledged     before    me
by,_____________________ , who is personally known to me; or has produced __________________________________ as identification.



2/8/98                                      /s/ MICHAEL D. LABARBERA
-------------------------                  -------------------------------------
Date                                       Notary Signature

                                           MICHAEL D. LABARBERA
                                           -------------------------------------
                                           Notary Name Printed
                                           My Commission Expires:
          [SEAL] MICHAEL D. LABARBERA
        NOTARY PUBLIC STATE OF FLORIDA
           COMMISSION NO. CC539722
   MY COMMISSION EXPIRES MARCH 22, 2000


                                           THOMAS A. VALENTI, AS TRUSTEE OF THE
                                           THOMAS A. VALENTI TRUST U/A/D
                                           5/22/96

                                           By: /s/ THOMAS A. VALENTI
                                              ----------------------------------
                                           Its: TRUSTEE

STATE OF FLORIDA
COUNTY OF HILLSBOROUGH

         The   foregoing    agreement   was    acknowledged    before   me   by,
Thomas A. Valenti, Trustee, who is personally known to me; or has produced ______________________________ as identification.



2/6/98                                            /s/ MICHAEL D. LABARBERA
-------------------------                         ------------------------------
Date                                              Notary Signature

                                                  MICHAEL D. LABARBERA
        [SEAL] MICHAEL D. LABARBERA               ------------------------------
      NOTARY PUBLIC STATE OF FLORIDA              Notary Name Printed
         COMMISSION NO. CC539722                  My Commission Expires:
 MY COMMISSION EXPIRES MARCH 22, 2000

                                               JOSEPH D. VALENTI, AS TRUSTEE FBO
                                               JOSEPH D. VALENTI REVOCABLE TRUST
                                               DATED 6/10/88


                                               By: /s/ JOSEPH D. VALENTI
                                                  ------------------------------
                                               Its: TRUSTEE

STATE OF FLORIDA
COUNTY OF HILLSBOROUGH

          The  foregoing  agreement  was  acknowledged  before  me by  Joseph D.
Valenti,   Trustee  ,  who  is   personally   known  to  me;  or  has   produced
______________________________ as identification.



2/6/98                                            /s/ MICHAEL D. LABARBERA
-------------------------                         ------------------------------
Date                                              Notary Signature

                                                  MICHAEL D. LABARBERA
                                                  ------------------------------
            [SEAL] MICHAEL D. LABARBERA           Notary Name Printed
          NOTARY PUBLIC STATE OF FLORIDA          My Commission Expires:
             COMMISSION NO. CC539722
     MY COMMISSION EXPIRES MARCH 22, 2000         Arthur Tepper


STATE OF FLORIDA
COUNTY OF HILLSBOROUGH

         The    foregoing     agreement    was     acknowledged     before    me
by, Arthur Tepper , who is personally known to me; or has produced ___________________________________ as identification.


2/6/98                                           /s/ MICHAEL D. LABARBERA
-------------------------                        ------------------------------
Date                                             Notary Signature

        [SEAL] MICHAEL D. LABARBERA              MICHAEL D. LABARBERA
      NOTARY PUBLIC STATE OF FLORIDA             ------------------------------
         COMMISSION NO. CC539722                 Notary Name Printed
 MY COMMISSION EXPIRES MARCH 22, 2000            My Commission Expires:

                                                  /s/ Joseph Valenti
                                                 -------------------------
                                                  Joseph Valenti

STATE OF FLORIDA
COUNTY OF HILLSBOROUGH


         The foregoing agreement was acknowledged before me by, Joseph Valenti , who is personally known to me; or has produced ____________________________ as identification.




         2/6/98                                   /s/ Michael D. Labarbera
-------------------------                         ------------------------------
Date                    [OFFICIAL NOTARY SEAL]    Notary Signature


                                                  ------------------------------
                                                  Notary Name Printed
                                                  My Commission Expires:

                                                   /S/  Leann Jarczynski
                                                  ------------------------------
                                                  Leann Jarczynski


STATE OF  FLORIDA
        ----------------------
COUNTY OF HILLSBOROUGH
         ---------------------

         The    foregoing     agreement    was     acknowledged     before    me
by,______________________ , who is personally known to me; or has produced _____________________________ as identification.



         2/6/98                                   /s/ Michael D. Labarbera
-------------------------                         ------------------------------
Date                                              Notary Signature

                         [OFFICIAL NOTARY SEAL]
                                                  ------------------------------
                                                  Notary Name Printed
                                                  My Commission Expires:

                                                        /s/ Steven G. Tepper
                                                       -------------------------
                                                        Steven Tepper

STATE OF  CALIFORNIA
COUNTY OF LOS ANGELES

         The foregoing agreement was acknowledged before me by, Steven Tepper, [who is personally known to me]; or has produced CA Drivers' License as identification.

February 5, 1998                                  /s/ Carolyn Joncas
-------------------------                        -----------------------------
Date                                              Notary Signature

                                                  Carolyn Joncas
                                                  ------------------------------
                                                  Notary Name Printed
                                                  My Commission Expires:
                                                  Dec. 7, 2000

                                               SCHEDULES AND EXHIBITS

Schedule 1(a)(i)           -        Accounts Receivable
Schedule 1(a)(ii)          -        Inventory; Fixed Assets
Schedule 1(a)(iii)         -        Automobiles
Schedule 1(a)(v)(B)        -        Other Assets
Schedule 1(a)(v)(C)        -        Telephone Numbers
Schedule 2(a)              -        Allocation of Purchase Price
Schedule 2(b)(iv)          -        Wire Instructions
Schedule 4(a)              -        Closing Date Liabilities
Schedule 4(b)              -        Unassumed Contracts
Schedule 9(c)              -        Seller's Opinion
Schedule 12(c)             -        Liabilities
Schedule 12(g)             -        Contracts
Schedule 12(i)             -        Personnel Payrates; Employee Benefits
Schedule 12(k)             -        Insurance
Schedule 12(o)             -        Tax Returns and Financial Statements
Schedule 12(p)             -        Supplemental Tax Information
Schedule 12(q)             -        Adverse Business Developments
Schedule 12(r)             -        Relationships
Schedule 12(u)             -        Reimbursement Matters
Schedule 12(v)             -        Environmental Compliance
Schedule 15(a)             -        Locations

Exhibit 2(b)(i)            -        Escrow Agreement
Exhibit 2(b)(ii)           -        Payment Escrow Agreement